Exhibit 21

Subsidiaries of Horizon Lines, Inc.

Set forth is a list of the subsidiaries of Horizon Lines, Inc. as of December 21, 2014 and their respective jurisdictions of organization.

Name	Jurisdiction
Horizon Lines, Inc.	Delaware
Horizon Lines Holding Corp.	Delaware
Horizon Lines of Puerto Rico, Inc.	Delaware
Horizon Lines, LLC	Delaware
Sea-Logix, LLC	Delaware
Horizon Lines of Guam, LLC	Delaware
Horizon Lines Vessels, LLC	Delaware
H-L Distribution Service, LLC	Delaware
Horizon Lines of Alaska, LLC	Delaware
Horizon Lines Merchant Vessels, LLC	Delaware
Horizon Lines Alaska Vessels, LLC	Delaware
Horizon Lines Alaska Terminals, LLC	Delaware
Sunrise Operations LLC	California
Sunrise Reliance LLC	California
Sunrise Spirit LLC	California
Sunrise Enterprise LLC	California
Sunrise Pacific LLC	California
Horizon Logistics, LLC	Delaware
Aero Logistics, LLC	Delaware
Horizon Services Group, LLC	Delaware
Hawaii Stevedores, Inc.	Hawaii
Road Raiders Inland, Inc.	Delaware
Road Raiders Logistics, Inc.	Delaware
Road Raiders Transportation, Inc.	Delaware
Road Raiders Technology, Inc.	Delaware